Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated September 11, 2020, relating to the balance sheet of Natural Order Acquisition Corp. as of August 28, 2020, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from August 10, 2020 (inception) through August 28, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
October 13, 2020